Exhibit 99.1

Contact: Provectus Biopharmaceuticals, Inc. Peter R. Culpepper, Interim CEO, COO Phone: 866-594-5999 #30	Porter, LeVay & Rose, Inc. Marlon Nurse, DM, SVP – Investor Relations Phone: 212-564-4700 Allison + Partners Todd Aydelotte, Managing Director – Media Relations Phone: 646-428-0644

FOR IMMEDIATE RELEASE

PROVECTUS BIOPHARMACEUTICALS ESTABLISHES AUSTRALIAN SUBSIDIARY

Corporate Structure Better Reflects International Research Efforts

KNOXVILLE, TN, July 14, 2016 — Provectus Biopharmaceuticals, Inc. (NYSE MKT: PVCT, www.provectusbio.com), a clinical-stage oncology and dermatology biopharmaceutical company (“Provectus” or “The Company”), today announced that it has formed an Australian subsidiary, Provectus Biopharmaceuticals Australia Pty Ltd. In addition, the Company is opening a Sydney office in New South Wales.

Peter Culpepper, Interim CEO, stated, “The creation of an Australian entity is a fundamental part of our plans for extended global reach in conjunction with planned partnering for commercialization of PV-10.”

He noted, “Provectus has already been very active in Australia for years because of our research into PV-10 as an investigational treatment for melanoma. In fact, we began our phase 1 study of PV-10 in 2005 at the Sydney Melanoma Unit in North Sydney and the Newcastle Melanoma Unit in Waratah, both in New South Wales. Since then, we have also worked with the Princess Alexandra Hospital in Brisbane, Queensland, the Royal Adelaide Hospital in Adelaide, South Australia, and the Peter MacCallum Cancer Centre in Melbourne, Victoria.”

Culpepper concluded, “With a subsidiary in Australia, we are bringing our corporate structure in line with our scientific work. Our research and development program has been international from the very beginning, and now, Provectus is an international company. The new unit should make it easier to work with the Australian regulatory authorities, and having an office in the region may facilitate our work in Asian markets as Sydney is just two hours ahead of Beijing, Hong Kong and Singapore. If and when PV-10 receives approval in Australia and other nations in the region, we will have pre-positioned ourselves to develop a sales and marketing force.”

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About Provectus Biopharmaceuticals, Inc.

Provectus Biopharmaceuticals is investigating new therapies for the treatment of skin cancer, liver cancer and breast cancer. Provectus’ investigational oncology drug, PV-10, is an ablative immunotherapy under investigation in solid tumor cancers. The Company has received orphan drug designations from the FDA for its melanoma and hepatocellular carcinoma indications. PH-10, its topical investigational drug for dermatology, is undergoing clinical testing for psoriasis and atopic dermatitis. Provectus has completed Phase 2 trials of PV-10 as a therapy for metastatic melanoma, and of PH-10 as a topical treatment for atopic dermatitis and psoriasis. Information about these and the Company’s other clinical trials can be found at the NIH registry, www.clinicaltrials.gov. For additional information about Provectus, please visit the Company’s website at www.provectusbio.com or contact Porter, LeVay & Rose, Inc.

FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date hereof, and we undertake no obligation to update such statements after this date.

Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015) and the following:

•	our determination, based on guidance from the FDA, whether to proceed with or without a partner with the fully enrolled phase 3 trial of PV-10 to treat locally advanced cutaneous melanoma and the costs associated with such a trial if it is necessary to complete (versus interim data alone);

•	our determination whether to license PV-10, our investigational drug product for melanoma and other solid tumors such as cancers of the liver, if such licensure is appropriate considering the timing and structure of such a license, or to commercialize PV-10 on our own to treat melanoma and other solid tumors such as cancers of the liver;

•	our ability to license PH-10, our investigational drug product for dermatology, on the basis of our phase 2 atopic dermatitis and psoriasis results, which are in the process of being further developed in conjunction with mechanism of action studies; and

•	our ability to raise additional capital if we determine to commercialize PV-10 and/or PH-10 on our own, although our expectation is to be acquired by a prospective pharmaceutical or biotech concern prior to commercialization.

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